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                                                                   EXHIBIT 10.13
                   AMENDED SECTION 4 TO 1995 STOCK OPTION PLAN
                         FOR ELIGIBLE OUTSIDE DIRECTORS


         4. Formula Plan.

                  (a) Automatic Grants. Grants of Options under this Section 4 shall be automatic. This Section 4 is intended to be a "formula plan" as recognized by Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor provisions thereto, and shall be interpreted accordingly.

                  (b) Grant on Initial Eligibility Date. To the extent Options are available under this Plan, each Eligible Outside Director who first becomes a director of the Company at any time on or after November 1, 1999 (the date applicable to a director, the "Initial Eligibility Date"), is hereby granted as of the Initial Eligibility Date an Option to purchase 15,000 shares of Common Stock, subject to adjustment pursuant to Section 13 of the Plan.

                  (c) Subsequent Annual Grants. To the extent Options are available under this Plan, as of the day (each a "Subsequent Eligibility Date") of each Annual Meeting of Stockholders of the Company, each Eligible Outside Director who is re-elected as a director at such Annual Meeting and serving in such capacity immediately after such annual meeting shall be granted an Option to purchase a number of shares of Common Stock, subject to adjustment pursuant to Section 13 of the Plan, determined by dividing (i) $50,000 by (ii) the Fair Market Value (defined below) per share of the Common Stock of the Company on the date of the grant and rounding such number as so determined to the nearest hundred; provided, however, that no Eligible Outside Director shall be entitled to receive an Option grant under this Section 4(c) on a Subsequent Eligibility Date unless, as of such date, at least one year has passed since the Initial Eligibility Date of such Eligible Outside Director.

                  Notwithstanding the foregoing, each Eligible Outside Director eligible to receive an Option grant under this Section 4(c) may elect to receive an Option grant under this Section 4(c) for an amount equal to fifty percent (50%) of the shares of Common Stock which would otherwise have been subject to an Option grant under the Section 4(c) and, in the event of such election, the Eligible Outside Director shall be entitled to receive a fee in the amount of $2,500 for each of the first four (4) meetings of the Board of Directors actually attended by such Eligible Outside Director during the period from the date of the Annual Meeting of Stockholders of the Company at which the Eligible Outside Director was re-elected and became eligible for the Option grant under this Section 4(c), including the Board of Directors meeting immediately following such Annual Meeting of Stockholders, to the date of the next Annual Meeting of Stockholders, excluding the Board of Directors meeting immediately following such next Annual Meeting of Stockholders.

                  (d) Eligible Outside Director. As used in the Plan, "Eligible Outside Director" means each member of the Board of Directors of the Company who, as of the Initial Eligibility Date (with respect to an Option grant to be made under Section 4(b) hereof) or as of the applicable Subsequent Eligibility Date (with respect to an Option grant to be made under Section 4(c) hereof), as applicable, (i) is not an officer or employee of the Company or any of its direct or indirect majority owned subsidiaries ("Subsidiaries") and (ii) does not beneficially own, and is not a representative or affiliate (as defined in Rule 12b-2 under the Act) of any person or entity that beneficially owns, five percent (5%) or more of the Common Stock outstanding on


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such Initial Eligibility Date or Subsequent Eligibility Date. For the purposes of determining the beneficial ownership of Common Stock of the Company by a Director, all shares of Common Stock subject to stock options held by the Director (and any person or entity represented by or affiliated with such Director) shall be deemed beneficially owned by the Director, irrespective of any vesting or exercisability provisions of such stock options, and shall be deemed outstanding for the purposes of calculating the percentage of all outstanding shares of Common Stock of the Company beneficially owned by the Director.

                  (e) Fair Market Value. Subject to adjustment as provided in
Section 13 of the Plan, the exercise or purchase price for each share of Common Stock subject to on Option granted under the Plan shall be the Fair Market Value (as defined below) per share on the date of grant of the Option. If the Common Stock is listed on a national securities exchange or on the Nasdaq National Market, "Fair Market Value" means the closing price per share of the Common Stock on such national securities exchange or on the Nasdaq National Market, as applicable, on the day for which such value is to be determined or, if no shares were traded on such day, on the most recent preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If the Common Stock is not so listed on a national securities exchange or on the Nasdaq National Market, "Fair Market Value" means the closing "asked" price per share of the Common Stock in the over-the-counter market on the day for which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the most recent preceding day on which the shares were traded, as reported by the Nasdaq or other national quotation service. If the Common Stock is not listed on any national securities exchange or the Nasdaq National Market or traded in the over-the-counter market, "Fair Market Value" shall mean the price per share determined in good faith by the Committee.

                  (f) Vesting. Each Option granted to an Eligible Outside Director under Section 4(b) and 4(c) above shall vest and become exercisable as follows:

                           i) An installment equal to twenty percent (20%) of the total number of shares subject to the Option shall vest and be exercisable on the date of grant; and

                           ii) An installment equal to twenty percent (20%) of the total number of shares subject to the Option shall vest and be exercisable over the four year period after the date of grant on each occasion thereafter when the following conditions are satisfied: (i) the Eligible Outside Director has been re-elected to the Board of Directors at an Annual Meeting of Stockholders of the Company, (ii) the Eligible Outside Director has continuously served as a Director since the Initial Eligibility Date of the Director, and (iii) the period of one year has elapsed since the most recent vesting date of an installment of this Option, including the initial installment that vested on the date of grant.

         Each installment shall be cumulative and may be exercisable in whole or in part at any time during the term of the Option. Each Option may become exercisable on an accelerated basis under the circumstances described in the Plan. In addition, the vesting and exercisability of all or any portion of an Option granted under this Section 4 may be accelerated at the discretion of the Committee in the event an Eligible Outside Director is required to discontinue service as a director of the Company due to (i) a mandatory retirement age adopted by the Company applicable to directors, (ii) health or (iii) a conflict of interest.


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         Each such Option shall expire ten (10) years from the date of grant (or at the time otherwise specified in the Plan, if earlier) and shall otherwise be subject to the Plan and such terms and conditions not inconsistent with this
Section 4 as may be included in the Option Agreement for such Option.

                  (g) Optionees; Grant Date. "Grant Date" for options under this
Section 4 shall refer to any Initial Eligibility Date or Subsequent Eligibility Date on which Options are granted.

                  (h) Insufficient Shares. Subject to the last paragraph of this
Section 4(h), if on any Grant Date sufficient shares are not available to grant to each Eligible Outside Director the aggregate number of Options which each such Eligible Outside Director would otherwise then be entitled to receive under
Section 4(b) or Section 4(c) hereof, then each such Eligible Outside Director entitled to receive an Option grant on such date shall instead receive an Option (a "Reduced Grant") to purchase his pro rata portion of the number of shares of Common Stock then available for grant hereunder.

                  Subject to the last paragraph of this Section 4(h), (i) if at any time after a Reduced Grant has been made pursuant to this Section 4(h), additional shares of Common Stock become available hereunder, then each person who received a Reduced Grant who still meets the Eligible Outside Director requirements on the date additional shares become available shall automatically receive an additional Option at an exercise price per share equal to the Fair Market Value on the date such additional Option is granted, and (ii) the number of available shares shall be divided among the Options then to be granted to all such Eligible Outside Directors who received Reduced Grants.

                  If, at the time additional shares of Common Stock are available hereunder, more than one Reduced Grant has been or is to be made pursuant to this Section 4(h), available Options shall be granted sequentially starting with Eligible Outside Directors with the earliest Grant Date in respect of which a Reduced Grant was or is to be made, but pro rata (based on the aggregate number of Options that such Eligible Outside Director would have been entitled to receive under Section 4(b) or 4(c) hereof, as applicable, on the Grant Date in respect of which the Reduced Grant in question was or is to be made) among Eligible Outside Directors with the same Grant Date in respect of which a Reduced Grant was or is to be made. Fractional shares shall be ignored and not granted. In no event shall the number of Options granted to any Eligible Outside Director on any Grant Date pursuant to Section 4(b) or 4(c) hereof, plus any Options granted pursuant to this Section 4(h) in respect of any such Grant Date for which a Reduced Grant was made, exceed the aggregate number of options such Eligible Outside Director would have been entitled to receive on such Grant Date under Section 4(b) or 4(c) hereof, as applicable, if sufficient shares had been available on such Grant Date to permit the grants called for by Sections 4(b) and 4(c).